                                                                   EXHIBIT 3.4

                              RESTATED AND AMENDED

                                     BY-LAWS
                                       OF
                          UNITED STATIONERS SUPPLY CO.

                                 AUGUST 30, 2001

                                TABLE OF CONTENTS

ARTICLE I.       OFFICES                                                       3

ARTICLE II.      SHAREHOLDERS                                                  3

     Section 1.  Annual Meeting                                                3
     Section 2.  Special Meetings                                              3
     Section 3.  Place of Meeting                                              3
     Section 4.  Notice of Meetings                                            4
     Section 5.  Meeting of All Shareholders                                   4
     Section 6.  Closing of Transfer Books or Fixing of Record Date            4
     Section 7.  Voting Lists                                                  4
     Section 8.  Quorum                                                        5
     Section 9.  Proxies                                                       5
     Section 10. Voting of Shares                                              5
     Section 11. Voting of Shares By Certain Holders                           5
     Section 12. Cumulative Voting                                             6
     Section 13. Informal Action By Shareholders                               6
     Section 14. Voting By Ballot                                              6

ARTICLE III.     DIRECTORS                                                     6

     Section 1.  General Powers                                                6
     Section 2.  Number, Tenure, and Qualifications                            6
     Section 3.  Regular Meetings                                              6
     Section 4.  Special Meetings                                              6
     Section 5.  Notice                                                        7
     Section 6.  Quorum                                                        7

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
     Section 7.  Manner of Acting                                              7
     Section 8.  Vacancies                                                     7
     Section 9.  Compensation                                                  7
     Section 10. Presumption of Assent                                         7
     Section 11. Communications Equipment Constituting Presence                8

ARTICLE IV.      COMMITTEES OF DIRECTORS                                       8

     Section 12. Designation of Committees                                     8
     Section 13. Committee Minutes                                             8

ARTICLE V.       OFFICERS                                                      9

     Section 1.  Number and Title                                              9
     Section 2.  Election and Term of Office                                   9
     Section 3.  Removal                                                       9
     Section 4.  Vacancies                                                     9
     Section 5.  The Chairman of the Board of Directors                        9
     Section 5a. The Vice Chairman of the Board                                9
     Section 6.  President                                                    10
     Section 7.  The Vice-Presidents                                          10
     Section 8.  The Treasurer                                                10
     Section 9.  The Secretary                                                10
     Section 10. Assistant Treasurers and Assistant Secretaries               11
     Section 11. Salaries                                                     11

ARTICLE VI.      CONTRACTS, LOANS, CHECKS, AND DEPOSITS                       11

     Section 1.  Contracts                                                    11
     Section 2.  Loans                                                        11
     Section 3.  Checks, Drafts, Etc.                                         11
     Section 4.  Deposits                                                     12

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
ARTICLE VII.     CERTIFICATES FOR SHARES AND THEIR TRANSFER                   12

     Section 1.  Certificates For Shares                                      12
     Section 2.  Transfers of Shares                                          12

ARTICLE VIII.    FISCAL YEAR                                                  12

ARTICLE IX.      DIVIDENDS                                                    12

ARTICLE X.       SEAL                                                         13

ARTICLE XI.      WAIVER OF NOTICE                                             13

ARTICLE XII.     AMENDMENTS                                                   13

ARTICLE XIII.    INDEMNIFICATION                                              13

                                   ARTICLE I.

                                     OFFICES

     The principal office of the corporation in the State of Illinois shall be located in the Chicago Metropolitan area. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

     The registered office of the corporation required by The Business Corporation Act to be maintained in the State of Illinois may be identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

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                                   ARTICLE II.

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in May, in each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by a majority of the board of directors may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois, except as otherwise provided in Section 5 of this article.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the chairman of the board, president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. MEETING 0F ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place,

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such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, immediately preceding such meeting. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall made, at least ten days before each meeting of share-holders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any

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meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. VOTING OF SHARES. Subject to the provisions of Section 12 of this article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 11. VOTING 0F SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but not guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own

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stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 12. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III.

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be one or more. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

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     SECTION 5. NOTICE. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER 0F ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

     SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation

                                       8
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immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 11. COMMUNICATIONS EQUIPMENT CONSTITUTING PRESENCE. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV.

                             COMMITTEES OF DIRECTORS

     SECTION 12. DESIGNATION OF COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of any member of a committee or committees or in the event that any such member is unable or refuses to act, the member of members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such member.

     Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the

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board of directors.

     SECTION 13. COMMITTEE MINUTES. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

                                   ARTICLE V.

                                    OFFICERS

     SECTION 1. NUMBER AND TITLE. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose a vice chairman of the board, additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board may be the chief executive officer of the corporation and, if so designated by the board of directors, shall have the general direction of the

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affairs of the corporation, except as otherwise prescribed by the board of directors. The chairman shall preside at all meetings of the shareholders, of the board of directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary. The chairman may execute contracts in the name of the corporation and appoint and discharge agents and employees of the corporation; and shall be ex-officio a member of all committees.

     Section 5A. THE VICE CHAIRMAN OF THE BOARD. The vice chairman of the board may be the chief executive officer of the corporation and, if so designated by the board of directors, shall have the general direction of the affairs of the corporation, except as otherwise prescribed by the board of directors. The vice chairman shall in the event that the chairman of the board is absent or has allowed the office of chairman of the board to be vacated, or is unable or refuses to act, perform the duties of the chairman of the board. The vice chairman may execute contracts in the name of the corporation and appoint and discharge agents and employees of the corporation and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. The vice chairman shall be ex-officio a member of all committees.

     SECTION 6. PRESIDENT. The president shall be the chief operating officer of the corporation, and as such shall direct the operations of the corporation. The president shall assume such other duties as the board of directors may assign from time to time. In the event that the chairman of the board and the vice chairman of the board each are one of the following: absent, or has allowed the office of chairman or vice chairman to be vacated, or is unable or refuses to act; the president shall perform all duties and functions of the chairman of the board. The president may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of president. The president shall be ex-officio a member of all committees.

     SECTION 7. THE VICE-PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

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Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 8. THE TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 9. THE SECRETARY. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or a vice-president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

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     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                  ARTICLE VII.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been

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surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VIII.

                                   FISCAL YEAR

     The fiscal year of the corporation shall end on December 31 in each year, commencing with the first taxable year beginning after the corporation's 1986 fiscal year.

                                   ARTICLE IX.

                                    DIVIDENDS

     The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X.

                                      SEAL

     The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois."

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                                   ARTICLE XI.

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII.

                                   AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting.

                                  ARTICLE XIII.

                                 INDEMNIFICATION

     SECTION 1. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer,

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employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XII, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 of this Article XII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action

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in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 8. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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